Exhibit 10.43
PERSONAL GUARANTEE
     THIS GUARANTEE dated this 13 day of June, 2006.
From: Steven M. Mariano of 5212 Fisher Island, Miami, FL33109 (The “Guarantor”)
To: SunCoast Holdings, Inc. of 401 E. Las Olas Blvd., Suite 1540, Ft. Lauderdale, FL 33301 (The “Lender”)

Re: The Tarheel Group, Inc. (The “Debtor”)
     IN CONSIDERATION OF the Lender extending a loan of seven hundred fifty thousand dollars ($750,000) to the Debtor plus other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor personally guarantees the prompt, full and complete performance of any and all present and future duties, obligations and indebtedness (the “Debt”) due to the Lender by the Debtor, up to a limit of $750,000, under the terms of the June 13, 2006 Promissory Note signed by Debtor (the “Agreement”) and under the following terms and conditions:
1.	The Guarantor guarantees that Debtor will promptly pay the full amount of principal and interest of the Debt as and when the same will, in any manner, be or become due, either according to the terms and conditions provided by the Agreement or upon acceleration of the payment under the Agreement by reason of a default;

2.	The Guarantor agrees not to pledge, hypothecate, mortgage, sell or otherwise transfer all or substantially all of Guarantor’s assets without the prior written consent of the Lender;

3.	To the extent permitted by law, the Guarantor waives all defenses, counterclaims or offsets that are legally available to the Guarantor with respect to the payment of the Debt of Debtor; and

4.	Debtor will pay Guarantor, as a service fee for personally guaranteeing this loan, nine thousand one hundred sixty-one (9,161) shares of SunCoast Common A shares currently held by Debtor.
     This Personal Guarantee shall be construed exclusively in accordance with, and governed by, the laws of the State of Florida. Any dispute arising hereunder may only be brought within the State Courts of the State of Florida. This Personal Guarantee embodies the entire promise of Guarantor to personally guarantee Debtor’s Debt and supersedes all prior agreements and understandings relating to the subject matter here, whether oral or in writing. This Personal Guarantee may not be assigned or transferred without a written document, signed by the Guarantor, Debtor, and Lender, permitting such assignment or transfer.
     Dated this 13 day of June, 2006

Steven M. Mariano